UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 28, 2010
Date of Report
(Date of earliest event reported)
QUALITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
California
(State or other jurisdiction of incorporation)

001-12537	95-2888568
(Commission File No.)	(IRS Employer Identification Number)
18111 Von Karman Avenue, Suite 600
Irvine, California 92612
(Address of Principal Executive Offices)
(949) 255-2600
(Registrant’s Telephone Number, Including Area Code)
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition
     On January 28, 2010, Quality Systems, Inc. (the “Company”) held a conference call concerning its financial performance for the period ended December 31, 2009. The Company shall file a copy of the transcript of the conference call as soon as available by the amendment to the Form 8-K. The conference call contains forward-looking statements regarding the Company and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.
Use of Non-GAAP Financial Measures
     The Company from time to time discloses its Days Sales Outstanding (“DSO”), which is a non-GAAP financial measure. During the quarter ended December 31, 2009, DSO was 124 days. The Company calculates DSO as follows: Net revenue for the quarter is annualized (multiplied by four) and then divided by 365 days to yield an average daily sales amount. The balance of accounts receivable net of any reserves for bad debts is then divided by that average daily sales amount resulting in a DSO figure. For the quarter ended December 31, 2009, the calculation was as follows:

Quarterly Revenue:	$74,962,000

Annualized (x4):	$299,848,000

Divided by 365 days:	$821,501 = Average daily revenue

Net Accounts Receivable:	$101,660,000

Divided by Average daily revenue:	$821,501

Equals:	124 days (rounded)
     The Company believes the use of DSO provides useful information to investors regarding the Company’s ability to convert its receivables into cash. DSO thus provides more detailed information regarding the Company’s financial results than the financial measures calculated and presented in accordance with GAAP.
     As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2010	Quality Systems, Inc.
	By:	/s/ Paul Holt
Paul Holt
Chief Financial Officer

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